Exhibit 10 HH.(ii)

                   TERMINATION AGREEMENT



          THIS AGREEMENT dated and entered into effective as of the merger of Prime Bancorp, Inc. into First Valley Corporation, a wholly owned subsidiary of Summit Bancorp., ("First Valley"), by and between Summit Bancorp., a New Jersey corporation (the "Company"), and James J. Lynch, (the "Executive").

                      W I T N E S S E T H:

          WHEREAS, should the Company receive a proposal from a third person, whether solicited by the Company or unsolicited, concerning a possible business combination with or the acquisition of a substantial share of the equity or voting securities of, the Company, the Board of Directors of the Company (the "Board") has deemed it imperative that it and the Company be able to rely on the Executive to continue to serve in the Executive's position, and that the Board and the Company be able to receive and rely upon the Executive's advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks that such a proposal might otherwise create; and

          WHEREAS, the Company desires to enhance executive morale and its ability to retain existing management; and

          WHEREAS, the Company desires to reward the Executive for the Executive's valuable, dedicated service to the Company or one or more of its subsidiary corporations (each, a "Subsidiary") should the Executive's service be terminated under circumstances hereinafter described; and

          WHEREAS, the Board therefore considers it in the best interests of the Company and its shareholders for the Company to enter into Termination Agreements, in form similar to this Agreement, with certain key executive officers of the Company and one or more of its Subsidiaries; and

          WHEREAS, the Executive is presently the duly elected and acting Senior Executive Vice President of the Company and is a key executive with whom the Company has been authorized by the Board to enter into this Agreement;

          NOW, THEREFORE, to assure the Company of the Executive's continued dedication and the availability of the Executive's advice and counsel in the event of any such proposal, to induce the Executive to remain in the employ of the Company or a Subsidiary, and to reward the Executive for the Executive's valuable, dedicated service to the Company or a Subsidiary should the Executive's service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Company and the Executive agree as follows:

     1.   OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT.

          (a) This Agreement is effective and binding on both parties as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control" of the Company. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to occur (i) upon a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1a of Form 8-K promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); or (ii) if any "person" (including as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and its Subsidiaries or an employee benefit plan of the Company (or any fiduciary thereof) or a corporation controlled by the Company's shareholders in substantially the same character and proportions as their ownership of stock of the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (iii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such period); or (iv) if the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred (100) shares or more; or (v) if the Board shall approve the sale of all or substantially all of the assets of the Company; or (vi) if the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause
(i), (ii), (iii) or (iv) above or that the shareholders of the Company receive or retain stock having less than 65% combined voting power of the company resulting from such transaction in substantially the same proportions as their prior ownership of the Company.

          (b) The Company shall be obligated to make the payments referred to in paragraphs 3 and 4 hereof following, and the provisions of paragraph 2 hereof shall apply to, a Change in Control of the Company only if such Change in Control shall have occurred prior to, or as a result of efforts designed to attain such and known to the parties hereto to have commenced prior to, the earliest to occur of the Executive's death, Disability (as hereinafter defined), Normal Retirement Date (as hereinafter defined) or the 15th day of October, 2002; provided, however, that commencing on the 15th day of October, 2002 and each annual anniversary of such day thereafter (such day and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the term of this Agreement shall automatically be extended for one additional year unless at the Renewal Date the Executive is no longer employed by the Company or a Subsidiary or has reached the Executive's Normal Retirement Date or at least twelve (12) months prior to the next Renewal Date (and prior to a Change in Control of the Company), the Company shall have given notice to the Executive that it does not wish to extend the term of this Agreement; provided, further, however, if a Change in Control of the Company shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which each such Change in Control of the Company occurred, and thereafter solely to the extent necessary for the Executive to enforce the obligations of the Company or Subsidiary employing Executive incurred prior thereto.

     2.   EMPLOYMENT OF EXECUTIVE.

          Nothing herein shall affect any right which the Executive or the Company or a Subsidiary may otherwise have to terminate the Executive's employment by the Company or a Subsidiary at any time in any lawful manner, subject always to the Company's providing to the Executive the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.

          In the event any person commences a tender or exchange offer, circulates a proxy statement to the Company's shareholders or takes other steps designed to effect a Change in Control of the Company as defined in paragraph 1 of this Agreement, the Executive agrees that the Executive will not voluntarily leave the employ of the Company or a Subsidiary, and will continue to perform the Executive's regular duties and to render the services specified in the recitals of this Agreement, until such person has abandoned or terminated that person's efforts to effect a Change in Control or until a Change in Control has occurred, provided that the Executive may voluntarily leave the employ of the Company or a Subsidiary on or after his Normal Retirement Date or during the nineteenth full calendar month following the effective date of this agreement. Should the Executive voluntarily terminate the Executive's employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control and no other such effort is then being undertaken by any other person, this Agreement shall lapse and be of no further force or effect.

     3.   TERMINATION FOLLOWING CHANGE IN CONTROL.

          (a) If any of the events described in paragraph 1 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in paragraph 4 hereof upon the subsequent termination of the Executive's employment within the applicable period set forth in paragraph 4 hereof following such Change in Control unless such termination is (i) due to the Executive's death after the Window Period referred to below or Retirement (as hereinafter defined)(other than Early Retirement during the Window Period, as hereinafter defined); or (ii) by the Company or a Subsidiary by reason of the Executive's Disability or for Cause (as hereinafter defined); or (iii) by the Executive other than for Good Reason (as hereinafter defined).

          (b) If following a Change in Control the Executive's employment is terminated by reason of the Executive's death after the Window Period, Retirement (other than Early Retirement during the Window Period) or Disability, the Executive shall be entitled to death, retirement or disability benefits, as the case may be, from the Company no less favorable than those benefits to which the Executive would have been entitled had the death, Retirement or termination for Disability occurred during the six (6) month period prior to the Change in Control. If prior to any such termination for Disability, the Executive fails to perform the Executive's duties as a result of incapacity due to physical or mental illness, the Executive shall continue to receive the Executive's Base Salary (as hereinafter defined), less any benefits as may be available to the Executive under the Company's or Subsidiary's disability plans, until the Executive's employment is terminated for Disability.

          (c) If following a Change in Control the Executive's employment shall be terminated by the Company or a Subsidiary for Cause or by the Executive other than for Good Reason, the Company shall pay (subject to any applicable payroll or other taxes required to be withheld) to the Executive the Executive's Base Salary through the Date of Termination (as hereinafter defined), and the Company or a Subsidiary shall have no further obligations to the Executive under this Agreement. This paragraph 3(c) shall not apply to a termination of the Executive's employment by the Company or a Subsidiary by reason of Death, Retirement or Disability.

          (d) For purposes of this Agreement:

          (i) "Disability" shall mean the Executive's incapacity to perform the Executive's duties with the Company or Subsidiary on a full-time basis for one hundred eighty (180) consecutive days due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's or a Subsidiary's long-term disability plans applicable to the Executive. Any question as to the existence of Disability upon which the Executive and the Company or Subsidiary cannot agree shall be determined by a qualified independent physician selected by the Company or Subsidiary employing the Executive or its insurers and acceptable to the Executive or an adult member of the Executive's immediate family, which acceptance shall not be unreasonably withheld. The Executive shall be obligated to submit to such medical examinations as may be necessary to determine whether Disability exists.

          (ii) "Retirement" shall mean that the Executive shall have reached the normal retirement date provided in the Company's or Subsidiary's defined benefit retirement plans applicable to such Executive (the "Normal Retirement Date") or that the Executive shall have taken early retirement (as defined in such retirement plans) and shall no longer be employed by the Company or a Subsidiary ("Early Retirement").

          (iii) "Cause" shall mean:

               (A) the willful commission by the Executive of an illegal act or other act of willful misconduct that causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary;

               (B) the commission by the Executive of an act of fraud in the performance of such Executive's duties on behalf of the Company or a Subsidiary;

               (C) the continuing willful failure of the Executive to perform the duties of such Executive to the Company or a Subsidiary (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee of the Board; or

               (D) the final order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment with the Company or a Subsidiary.

          (iv) "Good Reason" shall mean, excluding for this purpose an isolated, insubstantial and inadvertent action or failure to act, which is not in bad faith and which is remedied by the Company or applicable Subsidiary promptly after receipt of notice thereof given by the
          Executive:

               (A) Without the Executive's express written consent, the assignment by the Company or a Subsidiary to the Executive of duties which (i) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control, or (ii) result, without the Executive's express written consent, in either a significant reduction in the Executive's authority and responsibility as a senior executive of the Company or Subsidiary employing the Executive when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control, or, (iii) the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control, except in connection with a termination of the Executive's employment by the Company or a Subsidiary for Cause (including during the pendency of any Dispute), during any period of incapacity due to physical or mental illness, or by reason of the Executive's death, Disability or Retirement;

               (B) A reduction by the Company or a Subsidiary of the Executive's Base Salary, or the failure to grant increases in the Executive's Base Salary on a basis at least substantially comparable to those granted to other executives of the Company or a Subsidiary of comparable title, salary grade and performance ratings made in good faith;

               (C) Requiring the Executive to be based anywhere other than an executive office of the Company or a Subsidiary located in New Jersey or Pennsylvania within twenty-five (25) geographic (not road) miles of the location of the Executive's office prior to the Change in Control, except for required travel on the Company's or a Subsidiary's business to an extent substantially consistent with the Executive's present business travel obligations, without the Executive's express written consent, or in the event of any relocation of the Executive with the Executive's express written consent, the failure by the Company or a Subsidiary to pay (or reimburse the Executive for) all reasonable moving expenses by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss on an after tax basis;

               (D) The  failure by the  Company or a  Subsidiary  to continue to provide the Executive with substantially the same welfare benefits and perquisites, including participation on a comparable basis in the Company's or a Subsidiary's retirement plans, Incentive Bonus Plan (cash bonus plan), Savings Incentive Plan, Incentive Stock and Option Plans, Executive Severance Plan and other plans in which executives of the Company or a Subsidiary of comparable title and salary grade participate, as were provided to the Executive in the twelve (12) months immediately prior to such Change in Control of the Company, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those set forth above, is substantially comparable in all material respects to such welfare benefits and perquisites, taken as a whole;

               (E) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in subparagraph 6(c) hereof;

               (F) A termination of employment by the Executive for any reason other than Disability or Retirement on or after Executive's Normal Retirement Date during the thirty (30) day period immediately following the first anniversary of a Change in Control of the Company defined in subparagraphs 1(a)(i), (ii)
               (iii) or (iv) or the consummation of a transaction described in subparagraphs 1(a)(v) or (vi) (such thirty (30) day period being referred to herein as the "Window Period").

               (G) The giving by the Company or applicable Subsidiary of a notice that participation by the Executive in the Company's Executive Severance Plan or that the Executive's Termination Agreement would not be renewed;

               (H) The filing by the Company of a petition for bankruptcy or similar insolvency of the Company or the filing by any other party of such a petition which is not dismissed within sixty (60) days; or

               (I) Any failure by the Company or applicable Subsidiary to comply with any provision of this Agreement with respect to Executive.

          (v) "Dispute" shall mean (A) in the case of termination of employment of the Executive with the Company or a Subsidiary by the Company or a Subsidiary for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (B) in the case of termination of employment of an Executive with the Company or a Subsidiary by the Executive for Good Reason, that the Company or a Subsidiary challenges the existence of Good Reason.

          (vi) "Base Salary" shall mean the amount determined by multiplying the Executive's highest semi-monthly or other periodic rate of base pay paid to the Executive at any time during the period commencing twelve
          (12) months prior to the Change of Control and ending on the date of Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payments on account of insurance premiums or other contributions made to other welfare or benefit plans, and any year-end or other bonuses, commissions and gifts.

          (vii) "Bonus Amount" means the highest annual cash incentive bonus earned by the Executive from the Company or a Subsidiary during the last three (3) completed fiscal years of the Company immediately preceding the Executive's Date of Termination (annualized in the event the Executive was not employed by the Company or a Subsidiary for the whole of any such fiscal year).

          For purposes of this subparagraph (d), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company or a Subsidiary.

          (e) Any purported termination of employment by the Company or a Subsidiary or by the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Company or a Subsidiary, as the case may be, which shall indicate the specific provision of this Agreement applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. The Executive shall not be entitled to give a Notice of Termination that the Executive is terminating the Executive's employment with the Company or a Subsidiary for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason.

          (f) For purposes of this Agreement, except as provided below, the "Date of Termination" shall mean the date specified in a Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given. The Date of Termination of a proposed Termination for Disability shall be at least thirty (30) days after the giving of the Notice of Termination.

     If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company or a
Subsidiary shall continue to pay the Executive the same Base Salary and to provide the Executive with the same or substantially comparable employee benefits and perquisites, including participation in the Company's or a Subsidiary's retirement plans, Savings Incentive Plan, Incentive Bonus Plan, Incentive Stock and Option Plans and Executive Severance Plan that the Executive was paid and provided at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination

     Should it ultimately be determined that a challenged termination by the Company or a Subsidiary by reason of the Executive's Disability or for Cause was justified, or that a challenged termination by the Executive for Good Reason was not justified, then the Executive shall promptly pay the Company or a Subsidiary (as the case may be) an amount equal to all sums paid by the Company or a Subsidiary to the Executive from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant hereto, with interest at the base rate charged from time to time by Summit Bank, New Jersey, all options, rights and restricted stock granted to the Executive during such period shall be canceled or returned to the Company or Subsidiary, and, to the extent permitted by law, no service as an employee shall be credited to the Executive for such period for pension purposes. The Executive shall not be obligated to pay to the Company or a Subsidiary the cost of providing the Executive with employee benefits and perquisites for such period (which cost for purposes of health plans means the applicable premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) unless the final judgment, order or decree of a court resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute.

     Should it ultimately be determined that a challenged termination by the Company or a Subsidiary by reason of the Executive's Disability or for Cause was not justified, or that a challenged termination by the Executive for Good Reason was justified, then the Executive shall be entitled to retain all sums paid to the Executive pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof.

     4.   PAYMENTS AND BENEFITS UPON TERMINATION.

          If within three (3) years after a Change in Control of the Company, there occurs a termination of employment of the Executive with the Company or a Subsidiary, other than a termination of employment which is (i) due to the Executive's death after the Window Period or Retirement other than Early Retirement during the Window Period; or (ii) by the Company or a Subsidiary by reason of the Executive's Disability or for Cause; or (iii) by the Executive other than for Good Reason, then, and expressly on the condition that the Company or Subsidiary employing the Executive receive on the Date of Termination a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement executed by the Executive (or the Executive's legal representative, in the event of the death or Disability of the Executive), in the form set forth in Exhibit A to this Agreement (the "Release Agreement"), and that such Release Agreement be effective:

          (a) The Company or a Subsidiary will pay to the Executive as compensation for services rendered, promptly following the effective date of the Release Agreement, a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld computed at the rate for supplemental payments) equal to (X) the sum of (i) three (3) times the Executive's Base Salary, plus (ii) three (3) times the Executive's Bonus Amount, less (Y) the aggregate lump sum cash severance amount in respect of base salary and bonus pursuant to subparagraphs 5(a)(i) and (v) of the Company's Executive Severance Plan (or any successor provision) payable to the Executive upon termination of employment, delivery by the Executive of the Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement referred to therein, and the expiration of all periods during which the Executive may revoke any release of claims in such agreement.

          (b) The Executive will be entitled to receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits the Executive receives from the Company will approximate the total retirement benefits the Executive would have received under all defined benefit retirement plans (which may include non-qualified, supplemental and excess benefits retirement plans but shall not include severance plans) and other employment contracts of the Company and its Subsidiaries in which the Executive participates were the Executive fully vested under such retirement plans and entitled to all benefits payable under such other employment contracts and had the Executive continued in the employ of the Company or a Subsidiary for one hundred twenty (120) months following the Date of Termination or until the Executive's Normal Retirement Date, if earlier (provided that such additional period shall be inclusive of and shall not be in addition to any period of service credited under any severance plan of the Company or a Subsidiary). The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights. The amount payable to the Executive or the Executive's beneficiaries under this subparagraph shall equal the excess of (1) the retirement benefits that would be paid to the Executive or the Executive's beneficiaries, under all retirement plans and other employment contracts of the Company and its Subsidiaries in which the Executive participates if (A) the Executive were fully vested under such plans and entitled to all benefits payable under such other employment contracts, (B) the one hundred twenty (120) month period (or the period until the Executive's Normal Retirement Date, if less) following the Date of Termination were added to the Executive's credited service under such plans and contracts, (C) the terms of such plans and the policies and procedures by which such plans were administered were those most favorable to the Executive which were in effect at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination, and (D) the Executive's highest average annual base salary as defined under such retirement plans and other employment contracts and any cash bonus which under the terms of such plan or contract is used to calculate benefits thereunder were calculated as if the Executive had been employed by the Company or a Subsidiary for a one hundred and twenty (120) month period (or the period until the Executive's Normal Retirement Date, if earlier) following the Date of Termination and had the Executive's salary and cash bonus during such period been equal to the Executive's Base Salary and Bonus Amount; over (2) the retirement benefits that are payable to the Executive or the Executive's beneficiaries under all retirement plans and other employment contracts of the Company and its Subsidiary in which the Executive participates. These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be payable solely from the general assets of the Company. These Special Retirement Benefits shall be payable at the times and in the manner provided in the applicable retirement plans and other employment contracts to which they relate, or at the election of the Executive they shall be paid in a lump sum actuarial equivalent utilizing the actuarial assumptions of the defined benefit pension plan applicable to the Executive.

          (c)(i) As used herein, "Welfare Plans" shall mean the medical, dental, vision, life, dependent life, personal accident, employee banking services, and educational matching gift plans of the Company or a Subsidiary in which the Executive was participating at the Date of Termination, and shall not include disability, tuition reimbursement, medical and dependent care spending plans, and business travel accident plans. The Executive will remain an active participant in all Welfare Plans with the Executive's Base Salary used as the basis for determining the level of benefits, for a period of thirty-six (36) months after the Date of Termination or until the Participant's Normal Retirement Date, if earlier; provided, however, that if employee contributions are generally required by any such plan the Executive pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Executive at the Date of Termination, which amounts shall be paid by the Executive at the time or times required by such plans for employee contributions, and further provided, that the benefits provided shall be reduced by any benefits provided under post-retirement benefit programs (such as retiree life insurance) of the Company or a Subsidiary. In the event applicable law or the terms of any such Welfare Plan do not permit continued participation by the Executive, then the Company or a Subsidiary will arrange to provide the Executive with benefits substantially similar to and no less favorable than the benefits the Executive was entitled to receive under such Welfare Plan at any time during the period commencing twelve (12) months prior to the Change of Control and ending on the date of Notice of Termination for a period terminating thirty-six (36) months after the Date of Termination; provided, however, that if employee contributions are generally required by any such plan the Executive pays to the Company or Subsidiary an amount equal to the required contribution, if any, which such plans provide are to be made by employees of status and seniority comparable to the status and seniority of the Executive at the Date of Termination, which amounts shall be paid by the
Executive   at  the  time  or  times   required  by  such  plans  for   employee
contributions.

             (ii) In lieu of continued participation in the Company or a Subsidiary's disability plans, in the event that the Executive becomes disabled during the period of participation in Welfare Plans provided for herein, as determined by approval for disability benefits under the federal Social Security program, the Company or Subsidiary shall make direct payments to the Executive commencing upon termination of participation in the Welfare Plans hereunder and under any Severance Plan and during the continuation of such disability, as determined under the federal Social Security program of the amounts and for the periods the Executive would have received benefits under the Company or Subsidiary's long-term disability plan (after taking into account any offsets to income under such plan) as if the Executive had qualified for long-term disability payments under the Company or Subsidiary's long-term disability plan immediately prior to the Date of Termination.

           (iii)  The  continuation  of  welfare   benefits   provided  by  this
subparagraph 4(c) shall be inclusive of any period of welfare benefits continuation provided by any severance plan or other contract of the Company or a Subsidiary, it being the intention of the parties that the Executive shall receive continuation of welfare benefits for the longest period provided by any severance plan or contract and this Agreement, not the sum of the periods provided in various severance plans and contracts and this Agreement.

             (iv) If any benefits provided hereunder are provided outside of a Welfare Plan and would have been tax-exempt or tax-favored to the Executive if provided under a Welfare Plan, the Company or Subsidiary shall make additional payments to the Executive in reimbursement of taxes in order to put the Executive in the same after tax position as if the benefits had been provided under a Welfare Plan.

              (v) In the event the Executive becomes employed with another employer and becomes eligible to receive welfare benefits under plans provided by such employer, the welfare benefits provided hereunder shall be secondary to those provided under such other plans.

             (vi) After the Date of Termination the Executive may also participate in those post-retirement benefit programs under which the Executive meets the qualifications, which qualifications may include contributions by the Executive and appropriate elections at the Date of Termination.

     5.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

          (a) In the event that any payment or benefit received or to be received by the Executive pursuant to the terms of this Agreement (the "Contract Payments") or of any other plan, arrangement or agreement of the Company (or any affiliate) ("Other Payments" and, together with the Contract Payments, the "Payments") would, in the opinion of independent tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Code (in whole or in part), as determined as provided below, then, unless subparagraph 5(e) below is applicable, the Company shall pay to the Executive, at the time specified in subparagraph 5(b) hereof, an additional amount (the "Offset Payment") such that the net amount retained by the Executive, after deduction of the Excise Tax on the Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subparagraph 5(a), and any interest, penalties or additions to tax payable by the Executive with respect thereto, shall be equal to the total present value of the Contract Payments and Other Payments at the time such Payments are to be made. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax, (1) the total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of Tax Counsel, a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax, (2) the amount of the Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Payments or (B) the amount of "excess parachute payments" within the meaning of section 280G(b)(1) of the Code (after applying clause (1) hereof), and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Offset Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Offset Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Executive's residence in the calendar year in which the Offset Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

          (b) The Offset Payments provided for in subparagraph 5(a) hereof shall be made upon the earlier of (i) the payment to the Executive of any Contract Payment or Other Payment or (ii) the imposition upon the Executive or payment by the Executive of any Excise Tax.

          (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax is less than the amount taken into account under subparagraph 5(a) hereof, the Executive shall repay to the Company within five days of the Executive's receipt of notice of such final determination or opinion the portion of the Offset Payment attributable to such reduction (plus the portion of the Offset Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Offset Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal, state and local income tax deduction) plus any interest received by the Executive from the taxing authorities on the amount of such repayment. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Offset Payment), the Company shall make an additional Offset Payment in respect of such excess within five days of the Company's receipt of notice of such final determination or opinion.

          (d) In the event of any change in, or further interpretation of, sections 280G or 4999 of the Code and the regulations promulgated thereunder subsequent to a Change in Control, the Executive shall be entitled, by written notice to the Company, to request an opinion of Tax Counsel regarding the application of such change to any of the foregoing, and the Company shall use its best efforts to cause such opinion to be rendered as promptly as practicable. All fees and expenses of Tax Counsel incurred in connection with this Agreement shall be borne by the Company.

          (e) If in the opinion of Tax Counsel the Company would not be required to make an Offset Payment if the Payments to the Executive that would be treated as "parachute payments" under Section 280G of the Code were reduced by up to $50,000, then the amounts payable to the Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to the Executive without giving rise to the Excise Tax (the "Safe Harbor Cap") and no Offset Payment shall be required to be made to the Executive. The reduction of the amounts payable under this Agreement, if applicable, shall be made by reducing first the payments under paragraph 4(a) above, unless an alternative method of reduction is elected by the Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder by an amount not exceeding $50,000 would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

     6.   GENERAL.

          (a) The Company or a Subsidiary shall pay promptly as incurred the Executive's reasonable attorney's fees and expenses incurred in good faith by the Executive as a result of any dispute (regardless of the outcome thereof) with the Company or a Subsidiary or any other party regarding the validity or enforceability of, or liability under, any provision of this Agreement or the act of any party thereunder or any guarantee of performance thereof and pay prejudgment interest on any delayed payment to the Executive calculated at the Summit Bank, New Jersey base rate of interest in effect from time to time from the date that payment should have been made under this Agreement; provided, however, that the Executive shall not have been found by the court to have acted in bad faith. Any finding of bad faith must be final with the time to appeal therefrom having expired and no appeal having been perfected.

          (b) The Company's obligation to pay the Executive (or the Executive's dependents, beneficiaries or estate) the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraphs 3(f) and 5(c) herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Executive or any person entitled thereto. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (d) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. The obligations of the Executive hereunder shall not be assignable by the Executive.

          (e) The Executive's rights under this Agreement shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

          7.   NOTICE.

          For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged, addressed as follows:

          If to the Executive:

                    James J. Lynch


          If to the Company:

                    Summit Bancorp.
                    301 Carnegie Center
                    P.O. Box 2066
                    Princeton, New Jersey 08543-2066
                    Attention:  Secretary to the Board

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8.   MISCELLANEOUS.

          No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the law of the State of New Jersey.

     9.   FINANCING.

          All amounts due and benefits provided under this Agreement shall constitute general obligations of the Company or Subsidiary employing the Executive in accordance with the terms of this Agreement. The Executive shall have only an unsecured right to payment thereof out of the general assets of the Company or such Subsidiary. Notwithstanding the foregoing, the Company or such Subsidiary may, by agreement with one or more trustees to be selected by the Company or such Subsidiary, create a trust on such terms as the Company or such Subsidiary shall determine to make payments to the Executive in accordance with the terms of this Agreement.

     10.  VALIDITY.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.  SUPERSEDEAS.

     While this Agreement is in addition to and not in lieu of any other plan providing for payments to or benefits for the Executive or any agreement now existing or which hereafter may be entered into between the Company and the Executive, this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to the Company's severance obligations to the Executive and any other similar payments to the Executive due upon termination of employment other than those agreements and understandings contained in the Company's Executive Severance Plan or specifically provided for in any employment contract between the Company and the Executive. This agreement supersedes the Employment Agreement between Prime Bancorp, Inc. and Executive dated December 18, 1995, as amended June 17, 1999, other than the terms of such agreement relating to your stock options, and any other agreements and understandings relating to the employment contracts with or severance benefits payable by Prime Bancorp, Inc. or Prime Bank, which, except as aforesaid, are hereby canceled and null and void as of the effective date of this Agreement. The merger of Prime Bancorp, Inc. with First Valley does not constitute a Change in Control for the purposes of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

     SUMMIT BANCORP.                    EXECUTIVE


By:/s/   Richard F.  Ober,  Jr.        /s/ James J. Lynch
         ----------------------            ---------------
     Richard F. Ober, Jr., Secretary       James J. Lynch





                                                        EXHIBIT A


                 RELEASE, COVENANT NOT TO SUE,
               NON-DISCLOSURE AND NON-SOLICITATION
                            AGREEMENT


     This RELEASE, COVENANT NOT TO SUE, NON-DISCLOSURE AND NON- SOLICITATION AGREEMENT (the "AGREEMENT") dated as of_________ among (1) ______________("Executive"), and (2) Summit Bancorp. and all parent and subsidiary corporations, partnerships and other entities and affiliates controlled by, controlling or under common control with Summit Bancorp. (together with any predecessor and successor entities hereinafter being collectively referred to as "SUB") sets forth the agreements of the parties hereto with regard to the matters set forth herein:

1.   Background.    Executive  is  an  Executive   of   SUB   and
     participates in SUB's Executive Severance Plan pursuant to a Participation Letter dated ______________ and a party to a Termination Agreement dated ________________ [as last amended _____________](the Plan and the Letter and Agreement, as amended from time to time, together being collectively referred to as the "Contracts"). Any capitalized terms used but not defined herein shall have the meaning set forth in the applicable Contract.

     1. A Change of Control [has/has NOT] occurred [on (date)]. If a Change of Control has NOT occurred, Executive is not entitled to any benefits under the Termination Agreement.

     2. Executive's employment with SUB will or has terminated on ______________, which shall be the Date of Termination for purposes of the Contracts, notwithstanding any failure to adhere to the provisions for giving a Notice of Termination and the method of determining the Date of Termination set forth in the Contracts, any such failures being hereby waived by the parties.

     3. This termination shall constitute a termination "[for cause/ disability /retirement /other than for cause /by mutual agreement]" for purposes of any stock options and restricted stock which Executive holds, and the Termination Date shall be the termination date for the purposes of such options. Attached hereto as Appendix A is a list of all outstanding SUB options held by Executive on the date hereof.

2.   Payment.   Executive shall receive within two business  days
     following the EFFECTIVE DATE (as defined in paragraph 7 hereof) $_____________, the gross amount due to Executive under the Contracts, which shall be paid to Executive as $_________________ by check or deposit in Executive's bank account, with the balance withheld in respect of federal, state and local taxes and benefits contributions, which Executive acknowledges represents all amounts currently due Executive under the Contracts. Executive acknowledges and agrees that Executive is not entitled to any severance payments under any other severance program of SUB, the Contracts being intended to substitute for any such other severance program. SUB continues to be obligated to provide certain welfare and pension benefits and perquisites, as more fully set forth in the Contracts.

3. Restrictive Covenants. In consideration of the payments to Executive as specified in paragraph 2 above, Executive agrees as follows:

     a. Non-Competition with SUB. The parties recognize that Executive is an important officer of SUB, that his reputation and business and personal relationships are of significant benefit to SUB, and a consideration in the price paid to acquire the bank holding company of which Executive was Chief Executive Officer, and that he has access to information about SUB's plans and projections as well as other confidential information. The parties further agree that SUB is in direct competition with certain banks and bank holding companies and thrift institutions and their affiliates and the Executive agrees that, for a period of two (2) years from the date hereof, he will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union the deposits or accounts or shares of which are insured by the National Credit Union Administration or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within 25 miles of any office of SUB or any entity controlling, controlled by or under common control with SUB open to the public at the time of this Agreement.

     b. Non-Solicitation of SUB Employees. For a period of five (5) years from the date hereof, Executive will not solicit or induce any person who is an employee of SUB or was such at any time within three months prior to the date hereof to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of SUB.

     c. Non-Disclosure of Proprietary Information. Executive acknowledges that during the course of Executive's employment with SUB Executive received, obtained or became aware of or had access to proprietary information, lists and records of customers and trade secrets which are the property of SUB and which are not known by competitors or generally by the public ("Proprietary Information") and recognizes such Proprietary Information to be valuable and unique assets of SUB. For purposes of this subparagraph: (i) Proprietary Information is deemed to include, without limitation, (A) marketing materials, marketing manuals, policy manuals, procedure manuals, policy and procedure manuals, operating manuals and procedures and product documentation, (B) all information about pricing, products, procedures, practices, business methods, systems, plans, strategies or personnel of SUB, (C) circumstances surrounding the relationships with, knowledge of, or information about the customers, clients, and accounts of SUB, including but not limited to the identity of current active customers or prospects who have been contacted by SUB, the expiration dates and other terms of loans or deposit or other banking relationships, details or special product provisions or special combinations of products, or special prices, and (D) all other information about SUB which has not been disclosed in documents filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by SUB, whether or not that information is recorded and notwithstanding the method of recordation, if any; and (ii) Proprietary Information is deemed to exclude all information legally in the public domain. Executive agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, without the prior written consent of SUB or to use for Executive's benefit or the benefit of any person, firm, corporation or other entity (other than
          SUB), any Proprietary Information, and to use Executive's best efforts to prevent such prohibited use or disclosure by any other persons. Executive has returned all Proprietary Information in Executive's possession or control to SUB.

     d. Cooperation, No Detrimental Actions. Executive will cooperate with SUB in enforcing its claims against
          customers   and  former  customers  of  SUB,  including
          appearing   as   a  witness  for  SUB   in   court   or
          administrative  proceedings,  subject   to   reasonable
          reimbursement for Executive's time and expenses. Executive will not take actions or make disparaging statements which are detrimental to SUB or the RELEASEES, as defined in paragraph 5 below.

     e.   Remedies.     Executive   hereby   acknowledges    that
          Executive's duties and responsibilities under this paragraph 3 are unique and extraordinary and that irreparable injury may result to SUB in the event of a breach of the terms and conditions of this paragraph 3, which may be difficult to ascertain, and that the award of damages would not be adequate relief to SUB and the RELEASEES. Executive therefore agrees that in the event of Executive's breach of any of the terms or conditions of this paragraph 3, SUB shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which SUB may be entitled against Executive. The covenants of Executive in paragraphs 3a, 3b, 3c and 3d of this Agreement shall each be construed as an agreement independent of any other provision in this AGREEMENT, and the existence of any claim or cause of action of Executive against SUB, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by SUB of paragraphs 3a, 3b, 3c and 3d.

     f. Enforcement. If at the time of the enforcement of subparagraphs 3a, 3b, 3c, 3d or 3e above a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated in those subparagraphs.

4. Short-Swing Securities Profits. Executive acknowledges that Executive will remain subject to the short-swing liability provisions of Section 16 of the federal Securities Exchange Act of 1934 for six months following termination of employment.

5. Release. In consideration of the payments to Executive as specified in paragraph 2 above, Executive grants SUB a RELEASE of only all claims, both known and unknown, that Executive may have that relate to the termination of Executive's employment (hereafter a "WRONGFUL TERMINATION CLAIM"). The Executive and SUB agree that a WRONGFUL TERMINATION CLAIM, specifically and without limitation, does not include claims:

     1. for indemnification as a corporate agent of SUB against claims by third parties;

     2. under employee benefit plans, including supplemental employee retirement plans, maintained by SUB or any of the predecessor organizations thereof, including but not limited to rights under any workers compensation program, Section 502(a) of the Employee Retirement Income Security Act, as amended, 29 U.S.C. 1001 et seq., and under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

     3. arising out of enforcement of the Contracts or this Agreement by Executive; or

     4. constituting cross-claims against SUB as a result of claims brought by unaffiliated third parties against Executive based on Executive's service as an executive of SUB.

     The statutes which could form the basis for a WRONGFUL TERMINATION CLAIM include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 1971 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. 621 et seq.; Section 510 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq.; the Americans With Disabilities Act, as amended, 42 U.S.C. 12101 et seq.; the Older Workers Benefit Protection Act, as amended, 29 U.S.C. 621 et seq.; the Civil Rights Act of 1866, as amended, 42 U.S.C. 1981 et seq.; the New Jersey Law Against Discrimination, as amended, N.J.S.A. 10:5-1 et seq.; the New Jersey Conscientious Employee Protection Act, as amended, N.J.S.A. 34:19-1 et seq.; the New York Human Rights Law, Executive Law 290 et seq.; the Pennsylvania Human Relations Act, as amended, 43 P.S. 951 et seq.; and the Pennsylvania Whistleblower Law, as amended, 43 P.S. 1421 et seq. The common law (non-statutory) theories under which a WRONGFUL TERMINATION CLAIM could be made include, but are not limited to, breach of an express employment contract, breach of a contract implied from a personnel handbook or manual, or commission of a civil wrong (known as a "tort") resulting in Executive's termination, or for alleged violation of the public policy of the United States or any state. Granting a RELEASE of any WRONGFUL
     TERMINATION CLAIM pursuant to this AGREEMENT means that on behalf of Executive and all who succeed to Executive's rights and responsibilities, Executive releases and gives up only any and all WRONGFUL TERMINATION CLAIMS that Executive may have against SUB, and any of its subsidiaries, affiliates or divisions, and all of their directors, officers, representatives, shareholders, agents, employees, and all who succeed to their rights and responsibilities (collectively referred to as "RELEASEES". With respect to any charges filed concerning events or actions relating to a WRONGFUL TERMINATION CLAIM that occurred on or before the date of this AGREEMENT or Executive's Termination Date (whichever is later), Executive waives and releases any right that Executive may have to recover in any lawsuit or proceeding brought by Executive or by an administrative agency on Executive's behalf against the RELEASEES.

6. Covenant Not to Sue. Executive covenants not to sue the RELEASEES over any WRONGFUL TERMINATION CLAIM. Such a covenant not to sue the RELEASEES means that Executive represents that Executive has not through the date of execution of this Agreement filed a WRONGFUL TERMINATION CLAIM, charge or lawsuit with any court or government agency against the RELEASEES, and that Executive will not file such a lawsuit subsequent to execution of
     this Agreement.   Executive also waives any right to become, and
     promises not to become, a member of any class in a case in which WRONGFUL TERMINATION CLAIMS are asserted against any of the RELEASEES.

7.   Review Period.  Executive acknowledges that Executive has up to 21 days to review this AGREEMENT, and was advised to review it
     with  an  attorney  of Executive's choice.   Executive  also
     acknowledges that Executive was further advised that Executive has seven days after Executive signs this AGREEMENT to revoke it by notifying SUB in writing, of such revocation as set forth under Notices below. This AGREEMENT shall become effective on the tenth (10th) day following its execution by Executive (the "EFFECTIVE DATE"), unless revoked in accordance with the preceding sentence.

8. Revocation of Authority. Executive agrees and acknowledges that as of the Termination Date Executive shall no longer be empowered to bind SUB in any agreement, whether verbal or written, and that Executive shall have no authority to execute any documents, deeds, leases, or other contracts on behalf of SUB. To the extent not effected by termination of Executive under the Contracts, Executive resigns from all offices and positions with SUB.

9. Successors and Assigns. All rights and duties of SUB under this Agreement shall be binding on and inure to the benefit of SUB, its successors and assigns. All rights of Executive hereunder shall be binding upon and inure to the benefit of Executive's personal or legal representatives.

10.  Notices.    All   notices,  requests,  demands   and   other
     communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid or by reputable national overnight delivery service, to the addresses shown below, unless changed by notices given as herein provided, except that notice of change of address only shall be effective upon actual receipt:

          If to SUB, to:
                         Summit Bancorp.
                         301 Carnegie Center
                         P.O. Box 2066
                         Princeton, New Jersey 08543-2066
                         Attention:  Executive Vice President  of
Human Resources

          With a copy to:
                         Summit Bancorp.
                         301 Carnegie Center
                         P.O. Box 2066
                         Princeton, New Jersey 08543-2066
                         Attention: General Counsel

          If to the Executive, to:




          With a copy to:





11. Covenant Not to Challenge Enforceability. Both Executive and SUB understand that this AGREEMENT is final and binding when executed by both parties, subject to paragraph 7 above, and both agree not to thereafter challenge its enforceability.

12. Applicable Law. This AGREEMENT shall be deemed to have been made within the State of New Jersey, and it shall be interpreted, construed, and enforced in accordance with the law of the State of New Jersey, and before the Courts of the State of New Jersey.

13. Amendments, Modifications, Waivers. This AGREEMENT cannot be amended or modified except by a written document signed by both SUB and Executive and no provision can be waived except by a written document signed by the waiving party.

14. By signing this AGREEMENT, Executive acknowledges:

     1.   EXECUTIVE HAS READ THIS AGREEMENT COMPLETELY.

     2.   EXECUTIVE  HAS  HAD AN  OPPORTUNITY  TO  CONSIDER  THE  TERMS  OF THIS
          AGREEMENT.

     3. EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF EXECUTIVE'S CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

     4. EXECUTIVE KNOWS THAT EXECUTIVE MAY BE GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

     5. EXECUTIVE UNDERSTANDS AND MEANS EVERYTHING THAT EXECUTIVE HAS SAID IN THIS AGREEMENT, AND EXECUTIVE AGREES TO ALL ITS TERMS.

     6. EXECUTIVE IS NOT RELYING ON SUB OR ANY REPRESENTATIVE OF SUB TO EXPLAIN THIS AGREEMENT AND RELEASE TO EXECUTIVE. EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY OR OTHER ADVISOR TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO EXECUTIVE BEFORE EXECUTIVE SIGNED IT, AND EXECUTIVE HAS AVAILED HIMSELF OR HERSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT EXECUTIVE DESIRED.

     7. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF EXECUTIVE'S OWN FREE WILL, WITHOUT ANY PRESSURE FROM SUB OR ANY REPRESENTATIVE OF SUB, OR ANYONE ELSE.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed as of the day and year first above written.

ATTEST:                            SUMMIT BANCORP.


______________________________By:______________________________
Secretary                          Executive Vice President

                                   ------------------------------

                                   EXECUTIVE


                                   --------------------------------
                                   (Social Security Number)

STATE OF NEW JERSEY:

COUNTY OF _______________________:

     I certify that on this _______ day of ____________, _______ personally came before me _______________(Executive), who, being duly sworn, acknowledged under oath to my satisfaction that such person is named in and personally executed the foregoing Receipt and Release as such person's voluntary act and deed, for the purposes set forth therein.

     IN WITNESS WHEREOF, I have set my hand this ____ day of -------------, ------.

By:  ___________________________________
     Notary Public of the State of New Jersey

My Commission expires __________________